UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2024

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 108th Ave NE, Suite 200
Bellevue,	WA
98004
(Address of principal executive offices and zip code)
(844)	324-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 - Results of Operations and Financial Condition

On March 14, 2024, Smartsheet Inc. (the "Company") issued a press release announcing its results for the quarter and full year ended January 31, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission (the "SEC"), whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    Departure of Michael Arntz as Chief Revenue Officer and Executive Vice President of Worldwide Field Operations

On March 13, 2024, Michael Arntz, the Company's Chief Revenue Officer and Executive Vice President of Worldwide Field Operations, notified the Company of his intent to retire and his decision to resign from his position, effective March 31, 2024. Mr. Arntz will continue to serve the Company as an advisor through mid-May 2024. The Company thanks Mr. Arntz for his service and wishes him success in his retirement and future endeavors.

(c)    Appointment of Max Long as President, Go-to-Market

On March 14, 2024, the Company announced that its Board of Directors had appointed Max Long as the Company's President, Go-to-Market, effective March 1, 2024 (the "Effective Date"). Prior to joining the Company, Mr. Long, 57, served as Chief Commercial Officer of NetApp, Inc., an application management software provider, from July 2023 until February 2024, and as senior Vice President, North America from March 2021 until June 2023. From 2017 until February 2021, Mr. Long served as Senior Vice President and Chief Customer Officer for Adobe Inc., a global technology provider. From 2002 until 2017, Mr. Long served in a variety of leadership positions for Microsoft Corporation, a global technology provider, including most recently as Corporate Vice President, Enterprise Global Delivery.

Pursuant to an executive employment agreement between the Company and Mr. Long, dated January 5, 2024 (the “Agreement”), Mr. Long will be employed by the Company on a full-time basis, and will receive an annual base salary of $500,000. In addition, Mr. Long will be eligible for an annual cash bonus targeted at 100% of base salary, contingent on achievement of Company objectives. This annual cash bonus will be prorated for the current fiscal year, based on Mr. Long’s start date. Mr. Long also received a signing bonus of $400,000, to be paid in equal quarterly installments over a 12 month period, and reimbursable to the Company in the event of a voluntary resignation by Mr. Long for any reason before March 1, 2025. On March 1, 2024, effective as of the Effective Date, Mr. Long received the following equity awards, granted under the Company's 2018 Equity Incentive Plan, a copy of which is attached as Exhibit 10.4 to the Company’s Form 10-K filed with the SEC on March 22, 2023: (i) restricted stock units covering 169,659 shares of the Company's Class A Common Stock (the "Time-Based RSU Award"), and (ii) performance stock units covering 169,659 shares of the Company’s Class A Common Stock based on performance at 100% of target (the "PSU Award"). The Time-Based RSU Award will vest over four years, with 25% vesting on March 15, 2025 and the remaining 75% vesting in equal quarterly increments thereafter. The PSU Award may be issued at a range of 0% to 200% of the target number of shares underlying the award, based on relative total shareholder return performance over a two year period; earned shares shall vest as follows: 50% of shares shall vest immediately upon certification of the performance results, and the remaining 50% shall vest quarterly over the following 12 months. The foregoing summary of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the period ending January 31, 2024.

In connection with Mr. Long’s appointment as President, Go-to-Market, the Board also approved the Company’s entry into a change in control severance agreement with Mr. Long (the “Severance Agreement”), effective from the date signed, which includes the following terms:

The Severance Agreement provides for an initial three-year term from the date of the agreement, unless renewed, extended, or earlier terminated, subject to certain limitations. Mr. Long will be entitled to certain severance benefits if he is subject to a Separation (as defined in the Severance Agreement) within three months prior to or 12 months following a Change in Control (as defined in the Severance Agreement) as a result of the Company or its successor terminating his employment for any reason other than Cause (as defined in the Severance Agreement) or Mr. Long voluntarily resigning his employment for Good Reason (as defined in the Severance Agreement) (a “CIC Qualifying Termination”).

In the event of a CIC Qualifying Termination, Mr. Long would be entitled to receive severance benefits equal to six months of his then-current annual base salary and the pro rata portion of his unpaid annual target bonus at the then-current rate based on 100% achievement and equal to the number of actual days worked in the then-current fiscal year in which the Separation occurs. In addition, the shares underlying all unvested equity awards held by him immediately prior to such termination, excluding awards that would otherwise vest only upon satisfaction of performance criteria subject to the following sentence, will become vested and exercisable in full as to 100% of the then unvested shares subject to the equity award. For equity awards that would otherwise vest only upon satisfaction of performance criteria, the vesting will accelerate as set forth in the terms of the applicable performance-based award agreement.

The foregoing summary of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of Severance Agreement, which was filed as Exhibit 10.13 to the Company’s Form S-1 filed with the SEC on March 26, 2018, and is incorporated by reference herein.

Mr. Long and the Company have entered into an indemnification agreement in substantially the same form as Exhibit 10.1 to the Company’s Form S-1/A filed with the SEC on April 16, 2018, which is incorporated by reference herein.

Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Long has a direct or indirect material interest. There are no family relationships between Mr. Long and any of the Company’s directors or executive officers.

Item 7.01 - Regulation FD Disclosure

A copy of the press release announcing Mr. Arntz’s departure and Mr. Long’s appointment as President, Go-to-Market is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.2 to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 and in the accompanying Exhibit 99.2 shall not be incorporated by reference into any registration statement or other document filed by the Company with the SEC, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release dated March 14, 2024
99.2	Press release dated March 14, 2024 entitled "Smartsheet Announces Leadership Changes to Refine and Expand Go-To-Market, Product, and Innovation"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

		By:	/s/ Pete Godbole
		Name:	Pete Godbole
		Title:	Chief Financial Officer & Treasurer

Date:	March 14, 2024